UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  October 21, 2010

Progressive Training, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

901 N. Miami Beach Blvd., Suite 1, N. Miami Beach, FL	33162
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 919-7399

(Former name or former address, if changed since last report)
Copies to: Andrea Cataneo, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

PROGRESSIVE TRAINING, INC.

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2010, Progressive Training, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) withPharmco Corp., a privately held Florida corporation (“Pharmco”) and Pharmco Acquisition Corp., the Company’s newly formed wholly-owned Delaware company (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Pharmco and Pharmco, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Exchange Agreement:

•
At the closing of the Merger, each share of Pharmco’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of our common stock. Accordingly, an aggregate of 30,000,000 shares of our common stock were issued to the holders of Pharmco’s common stock (the “Pharmco Shareholders”).

•
Upon the closing of the Exchange, Buddy Young resigned as the Company’s sole officer and director and David Leedy, Dennis Spiegelman and Mel Powell resigned from their positions as members of the Company’s board of directors.  Simultaneously with the effectiveness of the Merger a new board of directors and new officers were appointed.  The new board of directors consists of Avraham A. Friedman, Andy Subachan and Alan Jay Weisberg.  Avraham A. Friedman was appointed as the Company’s Chief Executive Officer.  Andy Subachan was appointed as the Company’s Chief Operating Officer.  Alan Jay Weisberg was appointed as our Chief Financial Officer.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which id filed as Exhibits 10.1 hereto and is incorporated herein by reference.

Following the closing of the Merger, there were 35,280,000 shares of common stock issued and outstanding.  Approximately 85% of such issued and outstanding shares were held by the Pharmco Shareholders

The shares of the Company’s common stock issued to the Pharmco Shareholders in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2010, upon the closing of the Merger, each of the directors and officers of the Company resigned and the following persons became our executive officers and directors, and hold the positions set forth opposite their respective names. All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the board of directors and serve at the discretion of the board.  There is no family relationship between any director and executive officer.
Name	Age	Position with the Company
Avraham A. Friedman	35	Chief Executive Officer and Director

Andy Subachan	35	Chief Operating Officer and Director

Alan Jay Weisberg	64	Chief Financial Officer and Director

Biographies

Avraham A. Friedman was appointed as Chief Executive Officer and as a member of the board of directors of the Company upon the closing of the Merger. Mr. Friedman has worked in the retail pharmacy industry for 14 years. He started in 1996 at the clerk level and after 4 years in 2000 became retail manager for a busy New York City independent pharmacy. In 2006, Mr. Friedman founded Pharmco.

Andy Subachan was appointed as Chief Operating Officer and as a member of the board of directors of the Company upon the closing of the Merger.  Mr. Subachan has extensive experience in long term care. He has owned and been partner of several Assisted Living Facilities (“ALF”). His involvement in the ALF business over the past ten years has included managing day-to-day operations, dealing with providers such as Medicare, Medicaid, private insurance, HMO, etc.

Alan Jay Weisberg was appointed as Chief Financial Officer and as a member of the board of directors of the Company upon closing of the Merger.  Mr. Weisberg is a Certified Public Accountant and currently operates Weisberg Brause & Co. Mr. Weisberg served as chief financial officer and as a director of QuickByte Software, Inc., from July 2008 to July 14, 2009. He served as chief financial officer and as a director of Getting Ready Corporation, Inc. from September 2007 through September 2008. From April 1998 through December 2006, Mr. Weisberg served as chief financial officer and as a director of Orthodontix, Inc. In addition, Mr. Weisberg served as chief financial officer and as a director of Protalix Biotehrapeutics, Inc. from December 2006 through April 2007. Mr. Weisberg also serves as a member of the board of directors and as secretary of Protech Global Holdings Corp. (“Protech”)  Mr. Weisberg also previously served as chief financial officer of Protech.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Agreement and Plan of Merger and Reorganization dated October 21, 2010 by and among Progressive Training, Inc., Pharmco Corp. and Pharmco Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 27, 2010

PROGRESSIVE TRAINING, INC.

By:	/s/ Alan Jay Weisberg
Name: Alan Jay Weisberg
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement and Plan of Merger and Reorganization dated October 21, 2010 by and among Progressive Training, Inc., Pharmco Corp. and Pharmco Acquisition Corp.